Exhibit 99.1

AsiaInfo-Linkage Reports Unaudited Third Quarter 2011 Results

•	Meeting guidance, net revenue (non-GAAP)[1] is US$117.2 million, an increase of 12.8% year-over-year and 6.3% sequentially

•	Meeting guidance, net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP)[2] per basic share is US$0.37

BEIJING/SANTA CLARA, Calif. – October 31, 2011 – AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) (“AsiaInfo-Linkage,” the “Company,” “we,” “us” or “our”), a leading provider of telecommunication software solutions and services in China, today announced financial results for the quarter ended September 30, 2011.

“Year to date, we are witnessing strong double digit growth in sales order bookings from our three main telecommunications customers,” said AsiaInfo-Linkage President and Chief Executive Officer Steve Zhang. “Carriers will continue to spend on 3G and Internet-related solutions to expand bandwidth and enhance customer data analysis, which in turn will drive demand for our business. In the third quarter we completed a CRM system migration for China Mobile’s Zhejiang subsidiary, successfully migrating approximately 52 million subscribers from their old CRM system to our state-of-the art system. Our latest CRM system gives customers the ability to roll out new features and applications much more quickly than before, which will shift spending away from hardware and increasingly into software.”

Mr. Zhang added, “The fourth quarter has traditionally been our strongest quarter of the year and we expect this seasonality to continue. As we take a longer-term outlook, we have increased spending in new products like enhanced CRM systems, as well as in new markets and customers, for instance our projects in Southeast Asia, as we reinvest in strategic areas of our business to drive long-term, sustainable growth.”

Recent Developments

On December 1, 2010, AsiaInfo-Linkage announced the divestiture of its IT security business. Results for the IT security business have been retrospectively reclassified to discontinued operations, and AsiaInfo-Linkage no longer separates results between the telecom solutions business and the IT security business.

In the third quarter of 2011, AsiaInfo-Linkage signed Business Support System (“BSS”) Convergent software supervision contracts for five China Unicom subsidiaries in Beijing, Hebei, Heilongjiang, Liaoning and Shandong provinces.

In the third quarter of 2011, AsiaInfo-Linkage signed a Customer Relationship Management (“CRM”) 2.0 contract with Qinghai Telecom, a provincial subsidiary of China Telecom.

[1]

Net revenue (non-GAAP) measures used in this press release represent total revenue net of third-party hardware costs. A reconciliation of all non-GAAP measures used in this press release to the most directly comparable GAAP measures is provided at the end of this press release.

[2]

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) and net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share measures exclude share-based compensation expenses, amortization of acquired intangible assets, impairment loss on investment, non-recurring merger related expenses, after-tax dividend income and a 15% tax rate adjustment for the Company’s Nanjing subsidiary.

Third Quarter 2011 Financial Results

Total revenues for the third quarter of 2011 were US$119.3 million, an increase of 8.0% year-over-year and 2.7% sequentially. Meeting guidance, net revenue (non-GAAP) for the third quarter of 2011 was US$117.2 million, an increase of 12.8% year-over-year and 6.3% sequentially. The year-over-year and sequential increases were mainly the result of the steady demand for the Company’s services and solutions from China’s telecom carriers.

Gross margin for the quarter was 43.9%, compared to 42.8% in the year-ago period and 42.2% in the previous quarter. Gross margin of net revenue (non-GAAP)3 was 49.4% in the third quarter of 2011, compared to 50.8% in the year-ago period and 49.5% in the previous quarter. The year-over-year and sequential increases in GAAP gross margin were primarily attributable to a decrease in sales of third party hardware equipment. The slight year-over-year decrease in non-GAAP gross margin was primarily the result of an increase in cost of labor, which was partially offset by improved billing rates.

Total operating expenses for the third quarter of 2011 increased 24.4% year-over-year and 7.3% sequentially to US$37.1 million. The year-over-year and sequential increases were primarily attributable to the addition of research and development (“R&D”) engineers, an increase in R&D investment in product development for current and anticipated overseas expansion, product standardization and delivery improvements, and increased cost of labor. Sales and marketing expenses for the third quarter of 2011 remained flat year-over-year and decreased 15.3% sequentially to US$16.3 million. The sequential decrease in sales and marketing expenses was mainly due to the completion of the backlog amortization schedule related to the merger with Linkage Technologies International Holdings Limited (“Linkage”). General and administrative (“G&A”) expenses for the third quarter of 2011 decreased 43.3% year-over-year and 60.5% sequentially to US$2.2 million. The year-over-year and sequential decreases in G&A expenses were primarily due to a US$1.2 million reversal of allowance for doubtable accounts due to the Company’s enhanced long-aging accounts receivable collection effort. R&D expenses increased 93.6% year-over-year and 56.7% sequentially to US$18.6 million. The year-over-year and sequential increases in R&D expenses were primarily driven by the addition of R&D engineers, investment in product development for current and anticipated overseas expansion, product standardization and delivery improvements, and increased cost of labor.

As a result of the aforementioned, income from operations for the third quarter of 2011 was US$15.3 million, a decrease of 12.5% year-over-year and an increase of 5.1% sequentially. Operating margin of total revenue was 12.8% for the third quarter of 2011, compared to 15.8% in the year-ago period and 12.5% in the previous quarter. The year-over-year decrease in operating margin was mainly attributable to the increases in R&D expenses and cost of labor and the slight sequential increase was mainly due to the decreases in G&A expenses and amortization expenses.

Operating margin of net revenue (non-GAAP)4 for the third quarter of 2011 was 23.6%, compared to 29.4% in the year-ago period and 26.6% in the previous quarter. The year-over-year and sequential decreases in operating margin of net revenue (non-GAAP) were primarily due to the increases in R&D expenses and cost of labor.

Other income for the third quarter of 2011 was US$578 thousand compared to US$538 thousand in the year-ago period and US$1.2 million in the previous quarter. The decrease in other income was mainly due to an impairment charge of investment. The Company has conducted a full review of long-term and short-term investments and, based on current market valuations, booked a US$1.0 million impairment provision for one long-term investment.

[3]

Gross margin of net revenue (non-GAAP) is calculated by dividing gross profit excluding third-party hardware costs, amortization of acquired intangible assets, and share-based compensation expenses, by net revenue (non-GAAP).

[4]

Operating margin of net revenue (non-GAAP) is calculated by dividing income from operations, excluding amortization of acquired intangible assets, share-based compensation expenses and non-recurring merger related expenses, by net revenue (non-GAAP).

On a GAAP basis in the third quarter of 2011, the Company recorded net income attributable to AsiaInfo-Linkage, Inc. of US$13.3 million, or US$0.18 per basic share, compared to US$16.5 million, or US$0.22 per basic share, in the year-ago period and US$32.9 million, or US$0.45 per basic share, in the previous quarter. The Company’s earnings per basic share in the previous quarter increased by US$0.25 as a result of a tax rate adjustment for the Company’s Nanjing subsidiary, Linkage-AsiaInfo Technologies (Nanjing), Inc (“LKNJ”), which resulted in a US$20.6 million reduction in the deferred tax liability related to LKNJ’s intangible assets amortization and a US$2.3 million reduction in the deferred tax asset related to welfare accrual.

In the third quarter of 2011, net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) was US$26.7 million or US$0.37 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) in the year-ago period was US$29.6 million or US$0.40 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) in the previous quarter was US$29.3 million or US$0.40 per basic share. Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) decreased 9.8% year-over-year and 8.6% sequentially. The year-over-year and sequential decreases in net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) were mainly attributable to an increase in R&D expenses and increased cost of labor.

For the third quarter of 2011, AsiaInfo-Linkage had a net operating cash inflow of US$21.9 million mainly due to strong cash collection.

As of September 30, 2011, AsiaInfo-Linkage had cash and cash equivalents and restricted cash totaling US$230.4 million and short-term investments totaling US$32.8 million.

As of September 30, 2011, AsiaInfo-Linkage had gross accounts receivable (“AR”) of US$292.2 million compared to US$298.1 million as of June 30, 2011. Gross AR includes agent arrangements with International Business Machines Corporation or its distributors and for a few other hardware companies (“IBM-Type Arrangements”). Since these arrangements typically consist of back-to-back payment terms for certain products sold to AsiaInfo-Linkage customers, there is no impact on the Company’s cash flow or days of sales outstanding (“DSO”). Net AR, which excludes IBM-Type Arrangements and IT Security business-related AR, was US$224.3 million as of September 30, 2011, compared to US$220.7 million as of June 30, 2011. This slight sequential increase in net AR was in line with the Company’s sequential growth in revenue. This resulted in the Company’s DSO being 159 days as of September 30, 2011, flat compared to DSO as of June 30, 2011. A table presenting further information regarding the Company’s gross AR, AR relating to IBM-Type Arrangements (“IBM-Related AR”), revenues and DSO is provided at the end of this press release.

Business Outlook

AsiaInfo-Linkage expects fourth quarter 2011 net revenue (non-GAAP) to be in the range of US$127.0 million to US$131.0 million. The Company expects fourth quarter 2011 net income attributable to AsiaInfo-Linkage, Inc. per basic share (non-GAAP) to be in the range of US$0.30 to US$0.33.

ASIAINFO-LINKAGE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands of US$, except share and per share amounts)

	Three Months Ended Sep 30,		Nine Months Ended Sep 30,
	2011	2010	2011	2010
Revenues:
Software products and solutions	$108,428	$95,241	$312,661	$200,769
Service	8,689	8,337	22,706	18,459
Third party hardware	2,168	6,884	14,585	9,775

Total revenues	119,285	110,462	349,952	229,003

Cost of revenues:
Software products and solutions	59,912	53,023	169,709	93,683
Service	4,973	3,658	12,716	8,237
Third party hardware	2,060	6,539	13,856	9,285

Total cost of revenues	66,945	63,220	196,281	111,205

Gross profit	52,340	47,242	153,671	117,798

Operating expenses (income):

Sales and marketing	16,269	16,270	54,725	31,184
General and administrative	2,223	3,920	15,863	17,025
Research and development	18,574	9,594	40,398	25,566
Government subsidy	—	—	(2,125)	—
Total operating expenses (income)	37,066	29,784	108,861	73,775

Income from operations	15,274	17,458	44,810	44,023

Other income (expenses):
Interest income	1,376	707	3,989	2,109
Dividend income	—	253	180	507
Gain from sales of short-term investments	—	—	199	472
Impairment loss on short-term investments	(144)	(281)	(144)	(281)
Impairment loss on long-term investments	(950)	—	(950)	—
Other income (expenses), net	296	(141)	21	(191)

Total other income, net	578	538	3,295	2,616
Income before provisions for income taxes and discontinued operations	15,852	17,996	48,105	46,639
Income tax expense (benefit)	3,163	3,134	(14,344)	7,618
Income from continuing operations	12,689	14,862	62,449	39,021
Discontinued operations
Gain from operations of discontinued operations	—	1,619	—	640
Income tax expense for discontinued operation	—	(352)	—	(139)
Income from discontinued operations, net of taxes	—	1,267	—	501

Net income	12,689	16,129	62,449	39,522

Less: Net loss attributable to noncontrolling interest	(600)	(326)	(1,629)	(1,184)

Net income attributable to AsiaInfo-Linkage, Inc.	$13,289	$16,455	$64,078	$40,706

Earnings per share:
Net income from continuing operations attributable to AsiaInfo-Linkage, Inc. common stockholders
Basic	0.18	0.20	0.87	0.71
Diluted	0.18	0.20	0.87	0.70
Net income from discontinued operations attributable to AsiaInfo-Linkage, Inc. common stockholders
Basic	0.00	0.02	0.00	0.01
Diluted	0.00	0.02	0.00	0.01
Net income attributable to AsiaInfo-Linkage, Inc. common stockholders
Basic	$0.18	$0.22	$0.87	$0.72

Diluted	$0.18	$0.22	$0.87	$0.71

Weighted average shares used in computation:
Basic	71,934,704	74,235,760	73,404,067	56,362,666

Diluted	72,593,341	74,680,125	74,034,312	57,168,217

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands of US$, except share and per share amounts)

	As of
	Sep 30, 2011	Dec 31, 2010
ASSETS:
Current Assets:
Cash and cash equivalents	$209,598	$237,844
Restricted cash	20,768	13,943
Short term investments – held to maturity securities	—	10,570
Short term investments – available for sale securities	32,831	31,682
Accounts receivable, trade (net of allowances of $2,932 and $2,514 as of September 30, 2011 and December 31, 2010, respectively)	292,220	258,338
Inventories, net	6,394	9,902
Other receivables	4,931	5,934
Deferred income tax assets – current	11,666	13,781
Prepaid expenses and other current assets	15,512	4,774

Total current assets	593,920	586,768

Long term investments	4,863	5,646
Property and equipment, net	7,450	5,961
Other acquired intangible assets, net	173,441	209,626
Deferred income tax assets – non-current	2,072	2,066
Goodwill	433,458	433,139
Prepayment for land use right	14,614	10,000

Total Assets	$1,229,818	$1,253,206

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities:
Accounts payable	$86,324	$89,867
Accrued expenses	25,857	25,391
Deferred revenue	23,157	27,963
Accrued employee benefits	65,226	72,309
Other payables	6,690	6,608
Income taxes payable	11,488	18,457
Other taxes payable	9,942	11,678
Deferred income tax liabilities – current	3,797	3,657

Total current liabilities	232,481	255,930

Unrecognized tax benefits – non-current	3,175	4,870
Deferred income tax liabilities – non-current	31,233	51,836
Other long term liabilities	274	274

Total Liabilities	$267,163	$312,910

Redeemable noncontrolling interest	884	1,918

Equity:
Common stock	781	779
Additional paid-in capital	846,795	840,328
Treasury stock, at cost	(87,746)	(27,749)
Statutory reserve	21,640	21,640
Retained earnings	136,154	72,076
Accumulated other comprehensive income	44,232	30,794

Total AsiaInfo-Linkage, Inc. stockholders’ equity	$961,856	$937,868

Noncontrolling interest	(85)	510

Total equity	961,771	938,378

Total Liabilities, Redeemable Noncontrolling Interest and Equity	$1,229,818	$1,253,206

Third Quarter 2011 Conference Call Details

AsiaInfo-Linkage management will hold an earnings conference call at 5:00 p.m. Pacific Time / 8:00 p.m. Eastern Time on Monday, October 31, 2011 (8:00 a.m. Beijing/Hong Kong Time on Tuesday, November 1, 2011). Management will discuss results and highlights of the quarter and answer questions from investors.

The dial-in numbers for the conference call are as follows:

Local:

New York: +1-718-354-1231

Hong Kong: +852-2475-0994

International Toll Free:

United States: +1-866-519-4004

China, Domestic Mobile: 400-620-8038

China, Domestic: 800-819-0121

Hong Kong: 800-930-346

International Toll: +65-6723-9381

The conference ID # is 18312072

A replay of the call will be available until 11:59 p.m. Eastern Time on November 8, 2011 by dialing one of the following numbers:

U.S Toll Free: +1-866-214-5335

International: +61-2-8235-5000

Additionally, a live and archived webcast of this call will be available on the Investor Relations section of the AsiaInfo-Linkage website at www.asiainfo-linkage.com.

About AsiaInfo-Linkage, Inc.

AsiaInfo-Linkage, Inc. (NASDAQ: ASIA) is a leading provider of high-quality software solutions and IT services in China’s telecommunications industry. The company was formed through a merger between AsiaInfo Holdings, Inc. (“AsiaInfo”) and Linkage on July 1, 2010. The combined Company leverages both AsiaInfo’s and Linkage’s leading market positions and complementary customer bases to provide a robust, comprehensive service offering primarily to China’s telecom operators. AsiaInfo-Linkage’s world-class R&D capabilities and extensive base of highly skilled engineers provide best-of-class solutions to help customers differentiate themselves from the competition.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

Reconciliation of non-GAAP Measures

This earnings release presents the following “non-GAAP financial measures” as defined by applicable U.S. securities regulations. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. The non-GAAP financial measures are provided as additional information to help both management and investors compare business trends among different reporting periods on a consistent and more meaningful basis and enhance investors’ overall understanding of the Company’s current financial performance and prospects for the future. These non-GAAP measures have limitations, however, because they do not include all items of income and expenses that impact the Company’s operations. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to measurements required by GAAP and should not be considered measures of the Company’s liquidity. Pursuant to relevant regulatory requirements, we are providing the following reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures.

(1) Net revenue (non-GAAP)

AsiaInfo-Linkage’s net revenue (non-GAAP) represents total revenue net of third party hardware costs that are passed through to our customers. We believe total revenues net of third party hardware costs more accurately reflects our core business, which is the provision of software solutions and services, and provides transparency to our investors. It is also the same measure used by our management to evaluate the competitiveness and development of our business.

Reconciliation of net revenue (non-GAAP) to GAAP total revenues

	Three Months Ended Sep 30		Nine Months Ended Sep 30		2011 Q2
	2011	2010	2011	2010
	(in US dollar thousands)
Total revenues	119,285	110,462	349,952	229,003	116,186
Third party hardware costs	2,060	6,539	13,856	9,285	5,887
Net revenue (non-GAAP)	117,225	103,923	336,096	219,718	110,299

(2) Gross margin of net revenue (non-GAAP)

Gross margin of net revenue (non-GAAP) is calculated by dividing gross profit, excluding third party hardware costs, amortization of acquired intangible assets and share-based compensation expenses, by net revenue (non-GAAP). We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the gross margin of net revenue (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes this non-GAAP measure, when read in conjunction with the Company’s GAAP gross margin and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of gross margin (non-GAAP) to GAAP gross margin

	Three Months Ended Sep 30		Nine Months Ended Sep 30		2011 Q2
	2011	2010	2011	2010
Gross margin (GAAP)	43.9%	42.8%	43.9%	51.4%	42.2%
Third party hardware costs[1]	0.8%	2.7%	1.8%	2.2%	2.3%
Amortization of acquired intangible assets[2]	4.3%	4.8%	4.6%	2.3%	4.6%
Share-based compensation expenses[2]	0.4%	0.5%	0.4%	0.7%	0.4%
Gross margin (non-GAAP)	49.4%	50.8%	50.7%	56.6%	49.5%

[1]	Percentages represent the difference between GAAP gross profit divided by GAAP revenue and GAAP gross profit divided by net revenue (non-GAAP).
[2]	Percentages represent the result of dividing the amounts of amortization of acquired intangible assets or share-based compensation expenses by net revenue (non-GAAP).

(3) Operating margin of net revenue (non-GAAP)

Operating margin of net revenue (non-GAAP) is calculated by dividing income from operations, excluding amortization of acquired intangible assets, share-based compensation expenses and non-recurring merger related expenses, by net revenue (non-GAAP). We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the operating margin of net revenue (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes this non-GAAP measure, when read in conjunction with the Company’s GAAP operating margin and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of operating margin (non-GAAP) to GAAP operating margin

	Three Months Ended Sep 30		Nine Months Ended Sep 30		2011 Q2
	2011	2010	2011	2010
Operating margin (GAAP)	12.8%	15.8%	12.8%	19.2%	12.5%
Third party hardware costs[1]	0.2%	1.0%	0.5%	0.8%	0.7%
Amortization of acquired intangible assets[2]	8.9%	10.5%	10.8%	5.4%	11.7%
Share-based compensation expenses[2]	1.7%	2.1%	1.7%	2.8%	1.7%
Non-recurring merger related expenses[2]	0.0%	0.0%	0.0%	1.9%	0.0%
Operating margin (non-GAAP)	23.6%	29.4%	25.8%	30.1%	26.6%

[1]	Percentages represent the difference between GAAP operating income divided by total revenues and GAAP operating income divided by net revenue (non-GAAP).
[2]	Percentages represent the result of dividing the amounts of amortization of acquired intangible assets, share-based compensation or non-recurring merger related expenses by net revenue (non-GAAP).

(4) Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP)

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) excludes share-based compensation expenses, amortization of acquired intangible assets, impairment loss on investment, non-recurring merger related expenses, after-tax dividend income and LKNJ 15% tax rate adjustment. We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding certain expenses and income that may not be indicative of our operating performance. Management uses the net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) measure to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis of planning and forecasting future periods. Management believes the Company’s net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) measure, when read in conjunction with the Company’s GAAP net income measure and other GAAP financial metrics, provides useful information to investors by offering: a) the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results; b) the ability to better identify trends in the Company’s underlying business and perform related trend analysis; c) a better understanding of how management plans and measures the Company’s underlying business; and d) an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.

Reconciliation of net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) to GAAP net income

	Three Months Ended Sep 30		Nine Months Ended Sep 30		2011 Q2
	2011	2010	2011	2010
	(in US dollar thousands)
Net income (GAAP)	13,289	16,455	64,078	40,706	32,949
Adjustments:
- Share-based compensation expenses	1,937	2,197	5,728	6,103	1,894
- Amortization of acquired intangible assets	10,409	10,941	36,202	11,812	12,876
- Impairment loss on investment	1,094	281	1,094	281	—
- Non-recurring merger related expenses	—	—	—	4,158	—
- Dividend income, net of tax	—	(253)	(180)	(507)	(176)
- LKNJ 15% tax rate adjustment	—	—	(18,289)	—	(18,289)
Net income (non-GAAP)	26,729	29,621	88,633	62,553	29,254

(5) Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share

Net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share is calculated by dividing net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) (which as discussed above excludes share-based compensation expenses, amortization of acquired intangible assets, impairment loss on investment, non-recurring merger related expenses, after-tax dividend income and LKNJ 15% tax rate adjustment) by the same number of weighted average shares outstanding used in the computation of net income per basic share. Management believes that net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share, when used in conjunction with the Company’s GAAP net income attributable to AsiaInfo-Linkage, Inc. per basic share, provides useful information to investors for the same reasons discussed above regarding net income attributable to AsiaInfo-Linkage, Inc (non-GAAP). In addition, net income attributable to AsiaInfo-Linkage, Inc. (non-GAAP) per basic share allows investors to evaluate the Company’s operating performance from period to period on a per share basis, thus providing a useful basis for assessing the Company’s value on a per share basis.

Reconciliation of net income (non-GAAP) per basic share to GAAP net income per basic share

	Three Months Ended Sep 30		Nine Months Ended Sep 30		2011 Q2
	2011	2010	2011	2010
	(in US dollar)
Net income per basic share (GAAP)	0.18	0.22	0.87	0.72	0.45
Adjustments:
- Share-based compensation expenses	0.03	0.03	0.08	0.11	0.03
- Amortization of acquired intangible assets	0.14	0.15	0.50	0.21	0.17
- Impairment loss on investment	0.02	0.01	0.01	0.01	—
- Non-recurring merger related expenses	—	—	—	0.07	—
- Dividend income, net of tax	—	(0.01)	—	(0.01)	—
- LKNJ 15% tax rate adjustment	—	—	(0.25)	—	(0.25)
Net income per basic share (non-GAAP)	0.37	0.40	1.21	1.11	0.40

Basic shares:	71,934,704	74,235,760	73,404,067	56,362,666	73,318,324

AR, IBM-Related AR, Revenue and DSO

AR balances included both billed and unbilled amounts. Revenue recognized in excess of billings is recorded as unbilled receivable. In addition to revenues from the sales of its goods and services and from hardware procured on behalf of customers, the Company generated service revenues by acting as a sales agent pursuant to the IBM-Type Arrangements. In December 2010, the Company disposed of its former IT Security business and, accordingly, no longer generates revenues from the sale of its information security products. The Company’s DSO calculations are as follows as of the last day of the respective periods indicated, with net AR excluding the receivables attributable to the IT Security Business and the IBM-Type Arrangements, and with revenues excluding those attributable to the IT Security Business, respectively:

1) Q1 2010 DSO = (Q4 2009 net AR + Q1 2010 net AR)/2/Q1 revenue x 90

2) Q2 2010 DSO = (Q4 2009 net AR + Q2 2010 net AR)/2/Q2 cumulative revenue x 180

3) Q3 2010 DSO = (Q4 2009 net AR + Q3 2010 net AR)/2/Q3 cumulative revenue x 270

4) Q4 2010 DSO = (Q4 2009 net AR + Q4 2010 net AR)/2/Q4 cumulative revenue x 360

5) Q1 2011 DSO = (Q4 2010 net AR + Q1 2011 net AR)/2/Q1 revenue x 90

6) Q2 2011 DSO = (Q4 2010 net AR + Q2 2011 net AR)/2/Q2 cumulative revenue x 180

7) Q3 2011 DSO = (Q4 2010 net AR + Q3 2011 net AR)/2/Q3 cumulative revenue x 270

The following table presents further information regarding the Company’s gross AR, net AR, revenues, and DSO.

	2010-Q1	2010-Q2	2010-Q3	2010-Q4	2011-Q1	2011-Q2	2011-Q3
	(in US dollar thousands, except DSO)
Gross AR	117,868	120,860	237,730	258,338	302,806	298,146	292,220
- IT Security AR	3,061	1,658	3,845	—	—	—	—
- IBM Related AR	45,280	27,135	37,894	70,673	85,923	77,476	67,950
Net AR	69,527	92,067	195,991	187,665	216,883	220,670	224,270

Revenue	63,465	66,864	121,688	114,380	114,481	116,186	119,285
IT Security - Revenue	4,222	7,566	11,226	—	—	—	—
Revenue (excluding IT Security)	59,243	59,298	110,462	114,380	114,481	116,186	119,285

DSO	106	123	157	135	159	159	159

Cautionary Note Regarding Forward-Looking Statements

The information contained in this document is as of October 31, 2011. AsiaInfo-Linkage assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo-Linkage’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long and variable billing cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; and political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in our reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

For more information about AsiaInfo-Linkage, please visit www.asiainfo-linkage.com.

For investor and media inquiries, please contact:

In China:

Mr. Jimmy Xia

AsiaInfo-Linkage, Inc.

Tel: +86-10-8216-6039

Email: ir@asiainfo-linkage.com

Mr. Justin Knapp

Ogilvy Financial, Beijing

Tel: +86-10-8520-6556

Email: asia@ogilvy.com

In the United States:

Ms. Jessica Barist Cohen

Ogilvy Financial, New York

Tel: +1-646-460-9989

Email: asia@ogilvy.com